EXHIBIT 14.3
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Annual Report on Form 20-F of Micromem Technologies Inc. for the year ended October 31, 2005 of our report dated December 5, 2003 with respect to the financial statements of Micromem Technologies Inc.
Toronto, Canada
February 28, 2006